As filed with the Securities and Exchange Commission on July 30, 2010

Registration No. 333-168096

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AMBOW EDUCATION HOLDING LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18th Floor, Building A, Chengjian Plaza, No.18,

BeiTaiPingZhuang Road, Haidian District, Beijing

100088

People’s Republic of China

Telephone: +86 (10) 6206-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq. Richard A. Kline, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Michelle W. Edwards, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 38th Floor, Jin Mao Tower 88 Century Boulevard Pudong, Shanghai 200121 People’s Republic of China +86 (21) 6165-1700	Chris K.H. Lin, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower Three Garden Road Central, Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Class A Ordinary shares, par value US$0.0001 per share(4)	US$148,000,000	US$10,554

(1)	Includes (a) shares that may be purchased by the underwriters pursuant to an over-allotment option, and (b) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this Registration Statement and the date the shares are first bona fide offered to the public. The shares are not being registered for the purpose of sales outside the United States.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(3)	The Registrant previously paid this registration fee in connection with previous filings of this Registration Statement.
(4)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-168238). Each American depositary share represents two ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-168096) is solely to file Exhibit 1.1. Accordingly, a preliminary prospectus has been omitted.

PART II

Information not required in prospectus

Item 6. Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy post-offering, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Recent sales of unregistered securities

Our securities that were sold by us within the past three years and not registered under the Securities Act of 1933 are described below. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in the securities issuances described below.

Date of Issuance	Securities	Aggregate Consideration (in US$ millions)		Principal Purchasers

March 1, 2007—present	Options to Purchase 20,020,085 Ordinary Shares(1)	N/A		Employees and consultants
July 18, 2007	20,100,000 Ordinary Shares	N/A	(2)	Our CEO and one investor
September 5, 2008—present	26,121,231 Ordinary Shares	N/A	(3)	22 investors
July 18, 2007	12,900,000 Series A Preferred Shares	N/A	(2)	Two investors
July 18, 2007	17,745,522 Series B Preferred Shares	N/A	(2)	11 investors
July 18, 2007	Warrants to Purchase 590,193 Series B Preferred Shares	N/A	(4)	One investor
July—September 2007	23,387,381 Series C Preferred Shares	54.2		11 investors
September 2008	26,722,649 Series D Preferred Shares	103.0		Four investors

1.	Includes options to purchase ordinary shares that were granted under our 2005 Stock Plan by our previous holding company, Ambow Education Co., Ltd., and assumed by our current holding company, Ambow Education Holding Ltd., on July 18, 2007.

2.	Issued in exchange for shares of our previous holding company Ambow Education Co., Ltd. in connection with our July 2007 restructuring.

3.	Issued in connection with our acquisitions of certain offshore companies.

4.	Issued in exchange for warrants to purchase Series B preferred shares of our previous holding company Ambow Education Co., Ltd. in connection with our July 2007 restructuring.

Item 8. Exhibits and financial statement schedules

(a)	Exhibits

See exhibit index beginning on page II-7 of this registration statement.

(b)	Financial statement schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Arlington, VA on this 30th day of July 2010.

AMBOW EDUCATION HOLDING LTD.

By:	/s/ Jin Huang
Name: Dr. Jin Huang
Title: President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jin Huang Dr. Jin Huang	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 30, 2010

/s/ Paul Chow Paul Chow	Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2010

* Xuejun Xie	Director	July 30, 2010

* Mark Robert Harris	Director	July 30, 2010

* Lisa Lo	Director	July 30, 2010

* Daniel Phillips	Director	July 30, 2010

* Tao Sun	Director	July 30, 2010

* Shasha Chang	Director	July 30, 2010

*By: /s/ Jin Huang Dr. Jin Huang
Pursuant to Powers of attorney previously filed with the Securities and Exchange Commission.

Signature of authorized representative of the registrant

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ambow Education Holding Ltd., has signed this registration statement or amendment thereto in Arlington, VA on July 30, 2010.

By	/s/ Jin Huang
Name: Dr. Jin Huang

Exhibit index

Exhibit No.	Description

1.1	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association of the Registrant, as currently in effect**

3.2	Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the completion of this offering)**

4.1	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)(1)

4.2	Registrant’s Form of Certificate for Class A Ordinary Shares**

4.3	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners from time to time of American depositary shares issued thereunder(1)

4.4	Third Amended and Restated Investor Rights Agreement, among the Registrant and other parties therein**

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered**

8.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., U.S. counsel to the Registrant, regarding certain United States tax matters**

8.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding certain Cayman Islands tax matters (included in Exhibit 5.1)**

10.1	2005 Stock Plan, Amendment No.1 to the 2005 Stock Plan and forms of agreements thereunder**

10.2	2010 Equity Incentive Plan and forms of agreements thereunder**

10.3	Form of Indemnification Agreement with the Registrant’s directors and executive officers**

10.4	English Translation of Lease Agreement by and between Beijing Ambow Online Software Co., Ltd. and Beijing Chengjian Real Estate Co., Ltd., dated December 27, 2005 and amended August 13, 2007**

10.5	English Translation of Exclusive Cooperation Agreement between Beijing Ambow Online Software Co., Ltd. and Beijing Ambow Shida Education Technology Co., Ltd., dated January 31, 2005, amended May 13, 2010**

10.6	English Translation of Share Pledge Agreement by and among Ambow Education Co., Ltd., Beijing Ambow Online Software Co., Ltd., Xuejun Xie and Jianguo Xue, dated January 31, 2005, amended on January 4, 2009**

10.7	English Translation of Call Option Agreement by and among Ambow Education Co., Ltd., Beijing Ambow Online Software Co., Ltd., Xuejun Xie and Jianguo Xue, dated January 31, 2005, amended on April 26, 2007 and further amended on January 4, 2009**

10.8	English Translation of Powers of Attorney, each dated April 26, 2007**

10.9	English Translation of Loan Agreement by and among Ambow Education Co., Ltd., Beijing Ambow Online Software Co., Ltd. and Xuejun Xie, dated January 31, 2005, amended on April 26, 2007 and further amended on January 4, 2009**

10.10	English Translation of Loan Agreement by and between Beijing Ambow Online Software Co., Ltd. and Jianguo Xue, dated February 1, 2008**

Exhibit No.	Description

10.11	English Translation of Technology Service Agreement by and between Beijing Ambow Online Software Co., Ltd. and Beijing Sihua Education and Technology Co., Ltd., dated October 31, 2009**

10.12	English Translation of Share Pledge Agreement by and between Beijing Ambow Online Software Co., Ltd. and Xuejun Xie, dated October 31, 2009, amended on March 4, 2010**

10.13	English Translation of Share Pledge Agreement by and between Ambow Online Software Co., Ltd. and Xiaogang Feng, dated March 4, 2010**

10.14	English Translation of Call Option Agreement by and between Beijing Ambow Online Software Co., Ltd. and Xuejun Xie, dated October 31, 2009, amended on March 4, 2010**

10.15	English Translation of Call Option Agreement by and between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, dated March 4, 2010**

10.16	English Translation of Powers of Attorney, dated October 31, 2009 and March 4, 2010, respectively**

10.17	English Translation of Loan Agreement with Xiaogang Feng, dated March 4, 2010**

10.18	English Translation of Technology Service Agreement between Beijing Ambow Online Software Co., Ltd. and Shanghai Ambow Education Information Consulting Co., Ltd., dated October 31, 2009**

10.19	English Translation of Share Pledge Agreement by and among Beijing Ambow Online Software Co., Ltd., Xiaogang Feng and Xuejun Xie, dated October 31, 2009**

10.20	English Translation of Call Option Agreement by and among Beijing Ambow Online Software Co., Ltd. Xiaogang Feng and Xuejun Xie, dated October 31, 2009**

10.21	English Translation of Powers of Attorney, each dated October 31, 2009**

10.22	English Translation of Loan Agreement by and among Beijing Ambow Online Software Co., Ltd., Xiaogang Feng and Xuejun Xie, dated October 31, 2009**

10.23	English Translation of Technology Service Agreement between Beijing Ambow Online Software Co., Ltd. and Suzhou Wenjian Venture Investment Management Consulting Co., Ltd., dated February 25, 2009**

10.24	English Translation of Share Pledge Agreement by and among Beijing Ambow Online Software Co., Ltd., Xiaogang Feng, Xuejun Xie and Yisi Gu, dated February 25, 2009**

10.25	English Translation of Call Option Agreement by and among Beijing Ambow Online Software Co., Ltd. Xiaogang Feng, Xuejun Xie and Yisi Gu, dated February 25, 2009**

10.26	English Translation of Powers of Attorney, each dated February 25, 2009**

10.27	English Translation of Loan Agreement by and among Beijing Ambow Online Software Co., Ltd., Xiaogang Feng, Xuejun Xie and Yisi Gu, dated February 25, 2009**

10.28	English translation of amendment dated May 13, 2010 to certain Exclusive Cooperation Agreement between Beijing Ambow Online Software Co., Ltd. and Beijing Ambow Shida Education Technology Co., Ltd., dated January 31, 2005**

21.1	Subsidiaries of the Registrant**

23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company**

23.2	Consent of Maples and Calder (included in Exhibit 5.1)**

Exhibit No.	Description

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1)**

23.4	Consent of Commerce and Finance Law Offices (included in Exhibit 99.1)**

23.5	Consent of CCID Consulting Co., Ltd.**

24.1	Powers of Attorney**

99.1	Opinion of Commerce and Finance Law Offices**

**	Previously filed

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-168238), which was filed with the SEC on July 21, 2010 with respect to American depositary shares representing ordinary shares.